Exhibit 99.1
? ? AMEX: ANX Refining therapies for life

Safe Harbor Statement ADVENTRX cautions you that statements included in this presentation that are not a description of historical facts are forward-looking statements that involve risks and assumptions that, if materialize or do not prove to be accurate, could cause ADVENTRX's results to differ materially from historical results or those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that ADVENTRX will be unable to raise sufficient capital to fund the projects necessary to meet its anticipated or stated goals and milestones; the potential to attract a strategic partner and the terms of any related transaction; the ability to timely enroll subjects in ADVENTRX's current and anticipated clinical trials; the results of pending clinical trials for ADVENTRX's product candidates; the potential for ADVENTRX's product candidates to receive regulatory approval for one or more indications on a timely basis or at all, and the uncertain process of seeking regulatory approval; other difficulties or delays in developing, testing, manufacturing and marketing of and obtaining regulatory approval for ADVENTRX's product candidates; the market potential for ADVENTRX's product candidates, and ADVENTRX's ability to compete in those markets; unexpected adverse side effects or inadequate therapeutic efficacy of ADVENTRX's product candidates that could delay or prevent regulatory approval or commercialization, or that could result in recalls or product liability claims; the risk that preclinical and clinical results are not indicative of the success of subsequent clinical trials and that products will not perform as preclinical and clinical data suggests or as otherwise anticipated; the potential for regulatory authorities to require additional preclinical work or other clinical requirements to support regulatory filings; the scope and validity of patent protection for and ADVENTRX's product candidates; and other risks and uncertainties more fully described in ADVENTRX's press releases and periodic filings with the Securities and Exchange Commission. ADVENTRX's public filings with the Securities and Exchange Commission are available at http://www.sec.gov.

Mission ADVENTRX is a biopharmaceutical research and development company focused on commercializing proprietary product candidates for the treatment of cancer and infectious diseases. The Company seeks to improve the performance and safety of existing treatments by addressing significant problems such as drug metabolism, bioavailability, excessive toxicity and resistance.

Clinical Development Activities Four clinical trials currently ongoing CoFactor Pivotal Phase 3 Study (colorectal cancer) CoFactor Phase 2b Study (colorectal cancer) Data anticipated Q4'07 CoFactor Phase 2 Study (breast cancer) Completion of patient enrollment anticipated Q4'07 ANX-530 Pivotal Bioequivalence Study (various solid tumors) Completion of patient enrollment anticipated Q3'07 Data anticipated Q4'07 Additional product candidates planned to enter the clinic

ADVENTRX Pipeline and 2008 Goals PROGRAMS ONCOLOGY ANX-530 (vinorelbine)* Preclinical Initiate Phase 1 Trial Market ANX-513 (paclitaxel) ANX-575 (tocopherol succinate) ANX-514 (docetaxel)* ANX-510 (CoFactor?) (mCRC) ANX-201(thiophosphonoformate) ANX-015 (clarithromycin)* or Anticipated 2008 progress ANX-016 (vancomycin)* Submit NDA Current status * Anticipated 505(b)(2) registration strategy (subject to FDA approval) ANTIBIOTICS ANTIVIRALS ANX-211 (chitosan gel) Initiate Phase 2 Trial Initiate Registration Trial ANX-510 (CoFactor?) (BC)

? ? AMEX: ANX Refining therapies for life

? ? Oncology Programs

Folate-based biomodulator designed to replace leucovorin as the preferred method to enhance the activity and reduce associated toxicity of the widely used cancer chemotherapeutic agent 5-FU ANX-510 (CoFactor(r)) Superior efficacy Reduced toxicity Faster administration Leucovorin (LV) Indicated for use with intravenous 5-FU in metastatic colorectal and other cancers Requires multiple metabolic steps to become active Global market > $500M CoFactor? Two clinical trials and preclinical studies have demonstrated: Special Protocol Assessment agreement with FDA for U.S. pivotal Phase 3 study Fast track designation in U. S. with 5-FU and bevacizumab in initial treatment of mCRC Orphan drug designation in U.S. & E.U. for pancreatic cancer

Mechanism of Action CoFactor vs Leucovorin in 5-FU-Mediated Tumor Cell Death

Phase 1/2 CoFactor Trial Design Clinical Design: Single Arm, Open Label Dosing Regimen: Dose escalating study using CoFactor and 5-FU IV bolus weekly Study Objectives: Assess safety, PK / PD, response rate, TTP and survival Study Population: 62 patients with breast, pancreatic, gastric, colorectal or gall bladder cancer cancer Clinical Site: 1 (Sweden) Principal Investigator: Bengt Gustavsson, MD, PhD Phase I-II Study Of Weekly 5-Fluorouracil And 5,10-Methylene-Tetrahydrofolate In Patients With Advanced Gastrointestinal And Breast Cancer: G. Carlsson, E. Odin, P-A. Larsson, R. Frosing, C.P. Spears, B., Gustavsson: The Cancer Journal, Vol 10 No. 5 September-October 1997.

Phase 2 CoFactor Trial Design

Clinical Design:	**Simon Two-Stage, Single Arm, Open Label**
Dosing Regimen:	**CoFactor, 5-FU IV bolus, administered weekly for 6 weeks**
Primary Endpoint:	**$\geq$ 25% objective tumor response (WHO criteria)**
Secondary Endpoints:	**Safety, TTP and overall survival**
Study Population:	**50 treatment naïve patients with mCRC; prior adjuvant treatment permitted**
Clinical Sites:	**9 (5 in US and 4 in Serbia)**
Data Analysis:	**Blinded, third-party evaluations by CT scan or MRI**
Principal Investigator:	**Tony Reid, MD, PhD**

5,10-methylenetetrahydrofolic acid with 5-fluorouracil as first line treatment in metastatic colorectal cancer: a phase II study. T. Reid, C. P. Spears, R. Quadro, M. Subramanian, L. Pawl, G. Jankovic, S. Jelic, N. Milinic, L Muzikravic, JM Robbins. 2006 Gastrointestinal Cancers Symposium, San Francisco. Jan-28, 2006

ADVENTRX PHARMACEUTICALS

Phase 2 CoFactor Trial Design Clinical Design: Simon Two-Stage, Single Arm, Open Label Dosing Regimen: CoFactor, 5-FU IV bolus, administered weekly for 6 weeks Primary Endpoint: > 25% objective tumor response (WHO criteria) Secondary Endpoints: Safety, TTP and overall survival Study Population: 50 treatment naive patients with mCRC; prior adjuvant treatment permitted Clinical Sites: 9 (5 in US and 4 in Serbia) Data Analysis: Blinded, third-party evaluations by CT scan or MRI Principal Investigator: Tony Reid, MD, PhD 5,10-methylenetetrahydrofolic acid with 5-fluorouracil as first line treatment in metastatic colorectal cancer: a phase II study. T. Reid, C. P. Spears, R. Quadro, M. Subramanian, L. Pawl, G. Jankovic, S. Jelic, N. Milinic, L Muzikravic, JM Robbins. 2006 Gastrointestinal Cancers Symposium, San Francisco. Jan-28, 2006

Response to Second-line Treatment

Supplemental data suggest CoFactor/5-FU is an appropriate initial mCRC treatment in a sequential treatment strategy

Supplemental Phase 2 clinical results

- 33 patients went on to 2nd line treatment
- 4 patients underwent surgical resection
- Results compared to those from recent study comparing sequence of typical 1st/2nd line therapies

Median Survival Following Second-line Therapy for mCRC


months
25
20
15
10
5
0
23.0
21.5
20.6

1st LINE:	CoFactor/5-FU	FOLFIRI	FOLFOX6
2nd LINE:	Various	FOLFOX6	FOLFIRI
	n=33	n=109	n=111

Source: T. Reid, et al, 8th World Congress on GI Cancer June 28-July 1, 2006.
Tournigand, TA, et al, J Clinical Oncology, 22:2, Jan 15, 2004, 229-237.

ADVENTRX PHARMACEUTICALS

1st line Rx survival CF/5FU 23 27.4 90 20.4 Median Survival Following Second-line Therapy for mCRC months 33 patients went on to 2nd line treatment 4 patients underwent surgical resection Results compared to those from recent study comparing sequence of typical 1st/2nd line therapies Source: T. Reid, et al, 8th World Congress on GI Cancer June 28-July 1, 2006. Tournigand, TA, et al, J Clinical Oncology, 22:2, Jan 15, 2004, 229-237. Response to Second-line Treatment FOLFIRI CoFactor/5-FU n=33 n=109 FOLFOX6 n=111 Supplemental Phase 2 clinical results 23.0 21.5 20.6 FOLFIRI FOLFOX6 Various 1st LINE: 2nd LINE: Supplemental data suggest CoFactor/5- FU is an appropriate initial mCRC treatment in a sequential treatment strategy

Phase 2 CoFactor Trial Toxicity Profile Comparison (% Grades 3/4)* nr = not reported *All comparison data from product package inserts or (UFT) from Douillard et al JCO Sept 2002, Carmichael et al JCO Sept 2002. Nausea/vomiting and stomatitis/mucositis were added if not given as combined. a Single case of Grade 4 neutropenia was reported during the 30 day follow up period after the last dose of CoFactor plus 5-FU study therapy and after the patient started FOLFOX with Avastin therapy Grade 3-4 Adverse Events (%) Ph 2 5-FU/ CoFactor n=50 5-FU/LV cntl arm UFT n=394 5-FU/LV cntl arm UFT n=185 5-FU/LV cntl arm CPT-11 n=226 5-FU/LV cntl arm CPT-11 n=187 5-FU/LV cntl arm Xeloda n=593 Xeloda n=596 Diarrhea 0 16 11 13 6 12 15 Nausea/Vomiting 0 10 9 12 6 7 8 Stomatitis/Mucositis 0 19 16 17 3 15 2 Anemia 0 7 4 56 2 1 2 Neutropeniaa 2 56 31 67 13 21 3 Hyperbilirubinemia 0 8 10 8 11 6 23 Neuropathy 0 nr nr nr nr nr nr Hand-Foot Syndrome 0 0 0 nr 1 1 17 Lower percentage of grade 3/4 adverse events with CoFactor/5-FU compared with LV/5-FU

Phase 2 CoFactor Trial Toxicity Profile Comparison (% All Grades)* Adverse Events (% ALL grades) Ph 2 5-FU/ CoFactor n=50 5-FU/LV cntl arm UFT n=394 5-FU/LV cntl arm UFT n=185 5-FU/LV cntl arm CPT-11 n=226 5-FU/LV cntl arm CPT-11 n=187 5-FU/LV cntl arm Xeloda n=593 Xeloda n=596 Diarrhea 42 76 60 69 45 61 55 Nausea/Vomiting 50 75 58 114 87 81 70 Stomatitis/Mucositis 10 75 55 76 29 62 25 Anemia 8 87 89 99 91 79 80 Neutropeniaa 6 77 67 99 48 46 13 Hyperbilirubinemia 2 22 23 92 36 17 48 Neuropathy 2 nr nr nr nr 4 10 Hand-Foot Syndrome 4 5 4 nr 13 6 54 nr = not reported *All comparison data from product package inserts or (UFT) from Douillard et al JCO Sept 2002, Carmichael et al JCO Sept 2002. Nausea/vomiting and stomatitis/mucositis were added if not given as combined. a Single case of Grade 4 neutropenia was reported during the 30 day follow up period after the last dose of CoFactor plus 5- FU study therapy and after the patient started FOLFOX with Avastin therapy Lower percentage of all adverse events with CoFactor/5-FU compared with LV/5-FU

Phase 2b mCRC Trial Trial Indication Design 2007 2008 2009 Phase 2b 1st line CRC CoFactor/5-FU versus LV/5-FU Data Expected: Q4 2007 Patient Enrollment: Completed Q3 2006 (300 patients) Primary Endpoint: Incidence of Grade 3 or 4 hematological or gastrointestinal adverse events Power of 80%, ^ level of 0.05. Estimated rate of Grade 3 or greater hematologic or gastrointestinal adverse events in control arm is 15%. Secondary Endpoints: Safety, response rate, TTP and survival

Phase 3 mCRC Trial Trial Indication Design 2007 2008 2009 Phase 3 1st line CRC CoFactor/5-FU/ Avastin versus LV/5-FU/Avastin Patient Enrollment: Completion expected around the end of 2008 Primary Endpoint: Improvement in progression free survival of > 28 days; SPA with the FDA Power of 80%, ? level of 0.05. Estimated median TTP is 9.4mo in control arm. Secondary Endpoints: Response rate, duration of response, overall survival and adverse events Number of Patients: 1,200 (600 per arm)

Phase 2 Advanced Breast Cancer Trial Trial Indication Design 2007 2008 2009 Phase 2 Advanced breast CoFactor/5-FU Patient Enrollment: Completion expected in 2007 Primary Endpoint: Objective response rate (RECIST criteria) Power of 80%, ^ level of 0.10. Estimated rate of objective response is 25% Secondary Endpoints: Duration of response, progression free survival and adverse events Number of Patients: 31 Outcome to guide design of Phase 3 Study

ANX-530 (vinorelbine emulsion)

New formulation of intravenous vinorelbine tartrate designed to reduce vein irritation

ANX-530 (vinorelbine emulsion)

- **Initiated a <u>marketing-enabling 28-patient bioequivalency study</u> of ANX-530 and Navelbine under 505(b)(2)**
- **Preclinical studies have demonstrated reduced vein irritation, redness and swelling**
- **Preclinical studies have demonstrated pharmacokinetics and antitumor activity similar to Navelbine**



Vinorelbine Tartrate (Navelbine®)

- **Indicated as single agent or in combination with cisplatin for first-line treatment of unresectable advanced NSCLC**
- **Injection site reactions in approximately one-third of patients**
- **Annual global market > $200M**

ADVENTRX PHARMACEUTICALS

New formulation of intravenous vinorelbine tartrate designed to reduce vein irritation ANX-530 (vinorelbine emulsion) Initiated a marketing-enabling 28-patient bioequivalency study of ANX-530 and Navelbine under 505(b)(2) Preclinical studies have demonstrated reduced vein irritation, redness and swelling Preclinical studies have demonstrated pharmacokinetics and antitumor activity similar to Navelbine ANX-530 (vinorelbine emulsion ) Vinorelbine Tartrate (Navelbine?) Indicated as single agent or in combination with cisplatin for first-line treatment of unresectable advanced NSCLC Injection site reactions in approximately one-third of patients Annual global market > $200M

Vein Irritation Edema Erythema ANX-530 Preclinical Data 2nd Injection: Navelbine? (vinorelbine) ANX-530 Lower vein irritation, edema and erythema in preclinical studies with ANX-530 * * * Vinorelbine solution: Due to the severity of toxicity, animals did not receive the full set of injections but were still analyzed for toxicity after each injection period. *High dose group received 1st injection only. Low and medium dose groups received 1st and 2nd injections. Increasing toxicity 1st Injection: multiple of human dose multiple of human dose multiple of human dose Vinorelbine tartrate ANX-530 2x 4x 8x 2x 4x 8x 2x 4x 8x 2x 4x 8x 2x 4x 8x 2x 4x 8x Increasing toxicity

ANX-530 Pharmacokinetics Source: Cantwell, MJ, Robbins, JM, Chen, AX; A novel emulsion formulation of vinorelbine attenuates venous toxicity while maintaining antitumor efficacy; AACR 2006 Pharmacokinetics unchanged (statistically equivalent) for ANX-530 in a rat pK model

ANX-530 Bioequivalence Trial Trial Indication Design 2007 2008 2009 Bioequivalence Various solid tumors Crossover comparison of ANX-530 v. Navelbine Data Expected: Q4 2007 Patient Enrollment: Completion expected in Q3 2007 Primary Endpoint: Pharmacokinetic equivalence of ANX-530 and Navelbine Secondary Endpoints: Safety of a single dose of ANX-530 Number of Patients: 28

Global Vinorelbine Market Source: IMS Health Standard units (000's) Generic Vinorelbine Sales (2004-2006) Global annual sales > $200M Unit sales CAGR of 9% (last 2 years, top 10 countries) Q1 04 Q2 04 Q3 04 Q4 04 Q1 05 Q2 05 Q3 05 Q4 05 Q1 06 Q2 06 Q3 06 Q4 06 vino unit sales 553 571 599 632 612 659 659 684 658 717 704 717 Standard units (000's)

ANX-514 (docetaxel emulsion) New formulation of docetaxel formulated without polysorbate 80 or other detergents, designed to reduce the incidence and severity of hypersensitivity reactions ANX-514 (docetaxel emulsion) Plan to seek guidance from the FDA about the appropriateness of a 505(b)(2) regulatory path in the U.S.; concurrently exploring a global development strategy Preclinical results have indicated bioequivalent pharmacokinetics with a reduced risk of hypersensitivity reactions Docetaxel (Taxotere(r)) Approved for the treatment of breast, non-small cell lung, prostate, head and neck & gastric cancers Severe hypersensitivity reactions can be caused by the presence of polysorbate 80 (detergent used to solubilize docetaxel); premedication with corticosteroids recommended for patients prior to treatment with docetaxel 2006 Global Taxotere Sales = Approx. $2.2BN

ANX-514 Plasma Histamine Levels Day 1 Dosing Day 22 Dosing Dose Level = 1 mg/kg. Duration of Infusion = 5 minutes. Crossover Study Design. n = 4 animals per group ADVENTRX data on file. Lower hypersensitivity observed following ANX-514 administration over Taxotere

ANX-514 Pharmacokinetics Pharmacokinetics unchanged (statistically equivalent) for ANX-514 in an animal PK model n = 4 animals per group

ANX-513 (paclitaxel emulsion) New formulation of paclitaxel formulated without Cremophor(r) or other detergents or macromolecules, designed to be non-allergenic and eliminate the need for immunosuppresant premedication ANX-513 (paclitaxel emulsion) Preclinical results have demonstrated no hypersensitivity reactions in a guinea pig hypersensitivity model (at high or low doses) Paclitaxel (Taxol(r)) Approved for the treatment of breast, ovarian, Kaposi's sarcoma and non- small cell lung cancers Severe hypersensitivity reactions can be caused by the presence of Cremophor (used to solubilize docetaxel); premedication with corticosteroids or anti-histamines recommended for patients prior to treatment with paclitaxel 2005 Global Taxol Sales (including generic) = Approx $1BN

Total Taxane pharmaceutical market nearly $3 billion Taxanes Market Source: EvaluatePharma Taxane Global Drug Sales 1999-2005

? ? Antiviral Programs

ANX-201 (thiophosphonoformate) Reverse transcriptase inhibitor with novel mechanism of action that re-enables NRTI use in NRTI-resistant HIV+ patients Unique mechanism of action as a pyrophosphate analog reflected in unique resistance profile Resensitizes NRTI-resistant virus Active against virus with common mutations thiophosphonoformate, TPFA Synergistic activity with NRTIs including tenofovir, zidovudine (AZT), lamivudine and abacavir Broad antiviral activity: HIV, HPV, herpes and influenza A Note: Tenofovir is a NRTI in Truvada? and Viread?, zidovudine is a NRTI in Combivir?, Trizivir?, Retrovir? , lamivudine is a NRTI in Epivir?, Combivir?, Trizivir?, and abacavir is a NRTI in Ziagen?, Trizivir?, Epzicom?.

Mechanism of Action Mechanism of Action ANX-201 is a pyrophosphate analog with a novel mode of action from other reverse transcriptase inhibitors ANX-201

K65R TAMs M184V tenofovir 0 50 12.5 stavudine nt 37.5 66.7 zidovudine 50 11.1 38.5 ANX-201 100 100 100 ANX-201 Preclinical Data Source: Assays performed by Monogram Biosciences. Data on file. Drug Activity Against HIV with Resistance to NRTIs ANX-201 tested against viruses resistant to common NRTIs due to virus mutations; all viruses tested were sensitive to ANX-201 nt ANX-201 % of viruses sensitive ADVENTRX data on file. n=6 n=18 n=13

% resistant 4th Qtr nnrti-resistant virus 20.4 TDF/d4T 32.7 31.6 ZDV 27 43.9 EFV 3.7 NVP 14.8 THV 100 wt TDF/d4T 0 ZDV 0 EFV 0 NVP 20 THV 0 Source: Assays performed by Monogram Biosciences. Data on file. zidovudine ANX-201 tenofovir/ stavudine efavirenz nevirapine NNRTI-resistant virus n=27 ANX-201 Preclinical Data % of viruses sensitive ADVENTRX data on file. Drug Activity Against HIV with Resistance to NNRTIs ANX-201 tested against viruses resistant to NNRTIs due to virus mutations; all viruses tested were sensitive to ANX-201

Sources: National Center for Health Statistics, UNAIDS/WHO, Datamonitor Pipeline Insight HIV 8/06 NRTI NNRTI PI Other 3.914 0.98600000013148 2.372 0.168 30.6 38.6 34.6 45.9 46.9 45 HIV/AIDS Market RTI SALES (US) Drugs targeting HIV reverse transcriptase generated $4.9B in sales (2005) MARKET GROWTH HIV/AIDS is a chronic disease: Goal of treatment is lifelong viral suppression. Treatment-experienced 3rd line+ patients, represent approximately one-third of all HIV+ patients in the U.S. Number of HIV cases: US - 950,000 with 40,000 new cases each year North America and Western Europe - 1.8M Global - nearly 40M Portion of total sales by drug class in the 6 major markets (2005): MARKET SIZE

Source: Incidence and prevalence database. Matrixx Initiatives, Inc. 2006 annual report. ANX-211 (Chitosan gel) ANX-211 (chitosan gel) ANX-211 has demonstrated efficacy against viruses responsible for the common cold, influenza and other respiratory tract infections in preclinical studies Zicam(r) Leading competitive US product positioned for cold Zicam-branded cold remedy and multi-symptom cold/flu product line sold nearly $75M in 2006 Estimated 20-50M cases of flu and 500M cases of common cold each year in U.S. Zinc and chitosan based intranasal/topical broad spectrum antiviral designed to reduce duration and severity of cold and flu for OTC market

ANX-211 Preclinical Efficacy ANX-211 has demonstrated efficacy against viruses responsible for the common cold, influenza and other respiratory tract infections in preclinical studies No antiviral added (positive control) Zinc only preparation ANX-211 HEK cells infected by adenovirus carrying ?-gal gene. Virus-infected cells are blue from X-gal staining. ANX-211 was more effective than the zinc only preparation in protecting the cells against the adenovirus infection. virus-infected cells stained blue

Leadership Evan M. Levine, Chief Executive Officer & Director Brown Simpson Asset Management; Dillon Read; Hambrecht & Quist James A. Merritt, M.D., President & Chief Medical Officer Imagine Pharmaceuticals; Introgen; Viagene; Idec Pharmaceuticals; Upjohn Gregory P. Hanson, C.M.A., M.B.A., Chief Financial Officer Avanir Pharmaceuticals; XXsys Technologies, L3 Communications, Caterpillar, Ford Joan M. Robbins, Ph.D., Chief Scientific Officer Immusol; Chiron; NCI/NIH Laboratory of Tumor Immunology & Biology Brian M. Culley, M.S., M.B.A., Chief Business Officer Immusol; UCSD Technology Transfer and Intellectual Property Dept.; Neurocrine Biosciences Joachim P. H. Schupp, M.D., Vice President, Medical Affairs ProSanos Corp.; Novartis AG; CIBA-GEIGY AG Patrick L. Keran, J.D., General Counsel Isis Pharmaceuticals; Heller Ehrman; Brobeck, Phleger & Harrison Mark J. Cantwell, Ph.D., Vice President, Research & Development Tragen Pharmaceuticals; UCSD Michele L. Yelmene, Vice President, Regulatory Affairs Perlan Therapeutics, Genzyme Corp., Mallinckrodt

Board of Directors Jack Lief, Chairman President, CEO, Cofounder and Director, Arena Pharmaceuticals Evan M. Levine Chief Executive Officer, ADVENTRX Pharmaceuticals Mark N. K. Bagnall, C.P.A. Former, Chief Finance and Operations Officer, Metabolex, Inc. Alex J. Denner, Ph.D. Icahn Partners LP, Icahn Partners Master Fund LP, Director, ImClone Systems Michael M. Goldberg, M.D. Partner, Montaur Capital Partners Mark J. Pykett, V.M.D., Ph.D. President and COO, Alseres Pharmaceuticals Inc., Cofounder, Cytomatrix

Clinical Development Activities Four clinical trials currently ongoing CoFactor Pivotal Phase 3 Study (colorectal cancer) CoFactor Phase 2b Study (colorectal cancer) Data anticipated Q4'07 CoFactor Phase 2 Study (breast cancer) Completion of patient enrollment anticipated Q4'07 ANX-530 Pivotal Bioequivalence Study (various solid tumors) Completion of patient enrollment anticipated Q3'07 Data anticipated Q4'07 Additional product candidates planned to enter the clinic